EXHIBIT 23.2

                               L. Stephen Albright
                                 Attorney At Law
                       17337 Ventura Boulevard, Suite 208
                                Encino, CA 91316
                 Ph. (818) 784-0040, Ext. 23 Fax (818) 784-0205
                            LStephenAlbright@AOL.com



                                                 October 16, 2003


ADVANCED MEDIA, INC.
17337 Ventura Boulevard, Suite 208
Encino, California 91316

Re:      Advanced Media, Inc, (the "Registrant")
         Form 10-SB (First Amendment)
         Original Filing Date: July 3, 2003
         SEC File No.:         000-50333

Gentlemen:

The undersigned consents to the reference to his opinion as an exhibit to the Form 10-SB Registration Statement filed with the Securities and Exchange
Commission by Registrant, including the First Amendment thereto. Further, the undersigned consents to the use of his name under the heading "Legal Matters" in said Form 10-SB and the First Amendment thereto.


                                                 Sincerely,

                                                 /s/ L. Stephen Albright
                                                 --------------------------
                                                 L. STEPHEN ALBRIGHT, Esq.